EXHIBIT 99.1

News Release

First Solar, Inc. Announces Third Quarter 2025 Financial Results and Updates Guidance

•Net sales of $1.6 billion; Record volume sold of 5.3 GW
•Net income per diluted share of $4.24
•Gross cash balance of $2.0 billion; Net cash balance of $1.5 billion
•2.7 GW gross bookings since our last earnings call with an average selling price of 30.9 cents per watt, excluding contract pricing adjusters
•Contracted sales backlog of 53.7 GW, valued at $16.4 billion, as of September 30, 2025

TEMPE, Arizona, October 30, 2025 – First Solar, Inc. (Nasdaq: FSLR) (the “Company”) today announced financial results for the third quarter ended September 30, 2025, and updated its 2025 guidance.

Net sales for the third quarter were $1.6 billion, an increase of $0.5 billion from the prior quarter. The increase in net sales was primarily due to an increase in the volume of modules sold to third parties.

The Company reported third quarter net income per diluted share of $4.24, compared to net income per diluted share of $3.18 in the second quarter of 2025.

Cash, cash equivalents, restricted cash, restricted cash equivalents, and marketable securities, less debt at the end of the third quarter, increased to $1.5 billion from $0.6 billion at the end of the prior quarter. The increase was primarily due to higher cash receipts from module sales, including advance payments for future sales, and favorable changes in working capital.

“As a result of our disciplined approach to balancing growth, liquidity, and profitability, we’ve further strengthened our position through the commissioning of our fifth U.S. manufacturing facility, enhancing our liquidity position, and delivering record sales,” said Mark Widmar, Chief Executive Officer. “While trade and policy developments have introduced new challenges for many in our industry, we continue to differentiate ourselves by offering pricing and delivery certainty, enabling us to respond effectively to evolving demand drivers and reinforce our leadership.”

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Our 2025 guidance has been updated as follows:

	Prior			Current
Net Sales	$4.90B	to	$5.70B	$4.95B	to	$5.20B
Gross Margin (1)	$2.05B	to	$2.35B	$2.10B	to	$2.20B
Operating Expenses (2)	$480M	to	$520M	$515M	to	$535M
Operating Income (3)	$1.53B	to	$1.87B	$1.56B	to	$1.68B
Earnings per Diluted Share	$13.50	to	$16.50	$14.00	to	$15.00
Net Cash Balance (4)	$1.3B	to	$2.0B	$1.6B	to	$2.1B
Capital Expenditures	$1.0B	to	$1.5B	$0.9B	to	$1.2B
Volume Sold	16.7GW	to	19.3GW	16.7GW	to	17.4GW
——————————
(1)Assumes $155 million to $165 million of ramp and underutilization costs and $1.56 billion to $1.59 billion of Section 45X tax credits.
(2)Assumes $90 million of production start-up expense.
(3)Assumes $245 million to $255 million of production start-up expense, ramp and underutilization costs, and $1.56 billion to $1.59 billion of Section 45X tax credits.
(4)Defined as cash, cash equivalents, restricted cash, restricted cash equivalents, and marketable securities, less expected debt at the end of 2025.

The guidance figures presented above are forward-looking statements that are subject to a variety of assumptions and estimates. Investors are encouraged to listen to the conference call and to review the accompanying materials, which contain more information about First Solar’s third quarter 2025 financial results, 2025 guidance, and financial outlook.

Conference Call Details

First Solar has scheduled a conference call for today, October 30, 2025, at 4:30 p.m. ET, to discuss this announcement. A live webcast of this conference call and accompanying materials are available at investor.firstsolar.com. A replay of the webcast will also be available on the Investors section of the Company’s website approximately two hours after the conclusion of the call and remain available for 30 days.

About First Solar, Inc.

First Solar, Inc. (Nasdaq: FSLR) is America’s leading photovoltaic (“PV”) solar technology and manufacturing company. The only U.S.-headquartered company among the world’s largest solar manufacturers, First Solar is focused on competitively and reliably enabling power generation needs with our advanced, uniquely American thin film PV technology. Developed at research and development (“R&D”) labs in California and Ohio, our technology represents the next generation of solar power generation, providing a competitive, high-performance, and responsibly produced alternative to conventional crystalline silicon PV solar modules. Our PV solar modules are produced using a fully integrated, continuous process that does not rely on Chinese crystalline silicon supply chains. For more information, please visit www.firstsolar.com.

For First Solar Investors

This release contains forward-looking statements which are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements in this release, other than statements of historical fact, are forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning: demand for solar technology generally and for our technology specifically, including in the U.S. market, and our positioning to serve such demand; new capacity coming online; our expectations regarding the political and trade environment and its impacts; production and delivery of our modules; our financial guidance for 2025, including future financial results, net sales, gross margin, operating expenses, operating income, earnings per diluted

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share, net cash balance, capital expenditures, expected earnings cadence, volume sold, bookings, and expected module shipments; products and our business and financial objectives for 2025; the availability of benefits under certain production linked incentive programs, and the impact of the Internal Revenue Code including the Section 45X tax credits; and the impact of the implementation of new tariffs. These forward-looking statements are often characterized by the use of words such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “seek,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” “continue,” “contingent,” and the negative or plural of these words and other comparable terminology. Forward-looking statements are only predictions based on our current expectations and our projections about future events and therefore speak only as of the date of this release. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of these forward-looking statements for any reason, whether as a result of new information, future developments, or otherwise. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by our forward-looking statements. These factors include, but are not limited to: structural imbalances in global supply and demand for PV solar modules; our competitive position and other key competitive factors; the market for renewable energy, including solar energy; the modification, reduction, elimination, or expiration of government subsidies, economic incentives, tax incentives, renewable energy targets, and other support for on-grid solar electricity applications; the impact of public policies, such as tariffs, export controls, or other trade remedies imposed on solar cells and modules or related raw materials or equipment; interest rate fluctuations and our customers’ ability to secure financing; our ability to execute on our long-term strategic plans, including our ability to secure financing and realize the potential benefits of strategic acquisitions and investments; the loss of any of our large customers, or the inability of our customers and counterparties to perform under their contracts with us, including through terminations by customers of any contract in part or in full; our ability to execute on our solar module technology and cost reduction roadmaps; the performance of our solar modules upon installation; our ability to improve the wattage of our solar modules; our ability to incorporate technology improvements into our manufacturing process, including the implementation of our Copper Replacement (“CuRe”) program; our ability to attract new customers and to develop and maintain existing customer and supplier relationships; general economic and business conditions, including those influenced by U.S., international, and geopolitical events and conflicts; environmental responsibility, including with respect to cadmium telluride (“CdTe”) and other semiconductor materials; claims under our limited warranty obligations; changes in, or the failure to comply with, government regulations and environmental, health, and safety requirements; effects arising from and results of pending litigation; future collection and recycling costs for solar modules covered by our module collection and recycling program or otherwise as required by external laws and regulations; supply chain disruptions; our ability to protect or successfully commercialize our intellectual property; our ability to prevent and/or minimize the impact of cybersecurity incidents or information or security breaches; our continued investment in research and development; the supply and price of key raw materials (including CdTe, tellurium, and tellurium compounds), components, and manufacturing equipment; our ability to construct new production facilities to support new product lines; evolving corporate governance and public disclosure regulations and expectations, including with respect to environmental, social, and governance matters; our ability to avoid manufacturing interruptions, including during the ramp of our Series 7 module manufacturing facilities; our ability to attract, train, retain, and successfully integrate key talent into our team; the severity and duration of public health threats, and the potential impact on our business, financial condition, and results of operations; and the matters discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent Annual Report on Form 10-K, as supplemented by our other filings with the Securities and Exchange Commission.

Contacts

First Solar Investors                             First Solar Media
investor@firstsolar.com                            media@firstsolar.com

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FIRST SOLAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$1,992,173	$1,621,376
Marketable securities	47,747	171,583
Accounts receivable trade, net	1,442,044	1,261,049
Government grants receivable, net	684,118	403,759
Inventories	1,100,850	1,084,384
Other current assets	634,836	546,882
Total current assets	5,901,768	5,089,033
Property, plant and equipment, net	5,759,806	5,413,683
Deferred tax assets, net	183,646	208,808
Restricted marketable securities	215,526	199,136
Government grants receivable	296,238	157,570
Goodwill	30,682	28,335
Intangible assets, net	51,262	54,654
Inventories	254,541	275,372
Other assets	765,840	697,770
Total assets	$13,459,309	$12,124,361
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$284,542	$482,190
Income taxes payable	78,773	77,363
Accrued expenses	587,679	508,581
Current portion of debt	272,396	236,424
Deferred revenue	1,554,707	712,000
Other current liabilities	311,757	60,884
Total current liabilities	3,089,854	2,077,442
Accrued solar module collection and recycling liability	145,073	134,394
Long-term debt	282,565	373,354
Deferred revenue	663,058	1,327,825
Other liabilities	263,447	233,769
Total liabilities	4,443,997	4,146,784
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value per share; 500,000,000 shares authorized; 107,307,994 and 107,060,281 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	107	107
Additional paid-in capital	2,899,631	2,898,418
Accumulated earnings	6,270,456	5,263,110
Accumulated other comprehensive loss	(154,882)	(184,058)
Total stockholders’ equity	9,015,312	7,977,577
Total liabilities and stockholders’ equity	$13,459,309	$12,124,361

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FIRST SOLAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net sales	$1,594,856	$1,097,170	$887,668	$3,536,594	$2,692,258
Cost of sales	984,111	597,320	442,357	2,081,596	1,402,055
Gross profit	610,745	499,850	445,311	1,454,998	1,290,203
Operating expenses:
Selling, general and administrative	47,324	52,590	46,293	153,078	138,680
Research and development	60,592	54,487	50,197	167,468	144,876
Production start-up	36,734	31,166	26,822	85,506	69,681
Litigation loss	—	—	—	—	430
Total operating expenses	144,650	138,243	123,312	406,052	353,667
Gain on sales of businesses, net	—	—	—	—	1,115
Operating income	466,095	361,607	321,999	1,048,946	937,651
Foreign currency loss, net	(8,903)	(9,728)	(5,158)	(30,224)	(17,665)
Interest income	23,308	12,100	22,580	54,273	74,424
Interest expense, net	(14,121)	(9,184)	(9,008)	(32,830)	(27,983)
Other expense, net	(6,034)	(2,628)	(3,071)	(10,594)	(6,435)
Income before taxes	460,345	352,167	327,342	1,029,571	959,992
Income tax expense	(4,402)	(10,299)	(14,386)	(22,225)	(61,064)
Net income	$455,943	$341,868	$312,956	$1,007,346	$898,928

Net income per share:
Basic	$4.25	$3.19	$2.92	$9.40	$8.40
Diluted	$4.24	$3.18	$2.91	$9.37	$8.36
Weighted-average number of shares used in per share calculations:
Basic	107,264	107,245	107,049	107,211	107,015
Diluted	107,538	107,518	107,562	107,492	107,514

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FIRST SOLAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net income	$1,007,346	$898,928
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, amortization and accretion	388,585	299,079
Share-based compensation	16,713	21,987
Deferred income taxes	26,477	(85,343)
Gain on sales of businesses, net	—	(1,115)
Other, net	28,218	3,238
Changes in operating assets and liabilities:
Accounts receivable, trade	(196,967)	(68,823)
Inventories	(679)	(434,375)
Government grants receivable	(442,010)	(59,181)
Other assets	(150,159)	(183,127)
Income tax receivable and payable	(44,684)	35,708
Accounts payable and accrued expenses	(164,194)	(8,953)
Deferred revenue	262,877	(13,159)
Other liabilities	83,689	2,139
Net cash provided by operating activities	815,212	407,003
Cash flows from investing activities:
Purchases of property, plant and equipment	(698,148)	(1,212,537)
Purchases of marketable securities and restricted marketable securities	(1,307,656)	(2,014,764)
Proceeds from sales and maturities of marketable securities	1,424,918	1,897,997
Other investing activities	2,952	(12,617)
Net cash used in investing activities	(577,934)	(1,341,921)
Cash flows from financing activities:
Proceeds from borrowings under debt arrangements, net of issuance costs	309,047	227,654
Repayment of debt	(357,515)	(205,821)
Proceeds from other borrowings	487,323	—
Repayment of other borrowings	(298,407)	—
Payments of tax withholdings for restricted shares	(15,479)	(20,144)
Contingent consideration payment and other financing activities	(527)	(7,568)
Net cash provided by (used in) financing activities	124,442	(5,879)
Effect of exchange rate changes on cash, cash equivalents, restricted cash, and restricted cash equivalents	2,021	(2,805)
Net increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	363,741	(943,602)
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of the period	1,638,223	1,965,069
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of the period	$2,001,964	$1,021,467
Supplemental disclosure of noncash investing and financing activities:
Property, plant and equipment acquisitions funded by liabilities	$222,115	$264,480
Proceeds to be received from asset-based government grants	$149,775	$159,490
Acquisitions funded by contingent consideration	$3,600	$11,000

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